Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), effective as of the final closing of the Capital Raise (as defined below) (the “Effective Date”), is entered into by and between BitMine Immersion Technologies, Inc. (the “Client” or the “Company”) and Ethereum Tower LLC (the “Consultant” and, with the Client, the “Parties”).

WHEREAS, as required by the transaction documents for the Capital Raise, the Client wishes to appoint the Consultant to provide consulting services regarding the digital assets of the Client under commercially reasonable terms;

WHEREAS, the Board of Directors of the Client (the “Board”) has determined to appoint the Consultant to provide such consulting services, as of the date of the closing of the Capital Raise; and

WHEREAS, the Consultant wishes to be appointed by the Board for such purpose in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to be bound on the terms and conditions set forth below:

1. Appointment of the Consultant. The Board hereby appoints the Consultant to provide certain digital asset consulting services with respect to the ETH Treasury Strategy (as defined below) to the accounts or cryptocurrency wallets identified in Schedule A attached hereto (as may be amended from time to time by the Consultant) and maintained with one or more custodian(s) or cryptocurrency wallet providers acceptable to the Client (the “Custodian(s)”). The Consultant hereby accepts this appointment and agrees to provide such services on behalf of all digital assets within the ETH Treasury Strategy of the Client (the “Treasury Assets”) upon the terms and conditions set forth herein. The Client agrees that affiliates of the Consultant (“Consultant Affiliates”), or other service providers as selected by the Consultant, shall provide services to the Treasury Assets as needed to further the ETH Treasury Strategy.

2. Treasury. The “Treasury” shall consist of (a) the net proceeds, after expenses, of (i) the offering of the Client’s securities under the Securities Purchase Agreement for cash consideration, dated on or around June 30, 2025, among the Client and each purchaser identified on the signature pages thereto (the “Cash SPA”) and (ii) the offering of the Client’s securities under the Securities Purchase Agreement for crypto consideration, dated on or around June 30, 2025, among the Client and each purchaser identified on the signature pages thereto (the “Crypto SPA” and, with the transactions governed by the Cash SPA, the “Capital Raise”); (b) any other cash or digital assets designated as part of the “Treasury” by the Client, as well as all proceeds of, income on and additions or accretions to same, including all assets which are or were in the Treasury, but which are later staked or restaked or otherwise not held by the Treasury on a temporary basis by operational partners selected by the Consultant, and which are later returned to the Treasury, due to decentralized finance activities or other bona fide activities of such operational partners in furtherance of the ETH Treasury Strategy; and (c) any other available assets placed in the Treasury by the Client (collectively, the “Available Capital”). The Client acknowledges that the Available Capital constitutes only a part of the assets of the Client, and will be held by the Custodian(s) in the name of the Client or its wholly owned subsidiary that is expected to be a bankruptcy remote entity (the “Subsidiary LLC”), and that the Consultant and its operational partners may act without regard to or consideration of any other assets that may from time to time be held by the Client and shall have no responsibility, duty or liability with respect to any such other assets.

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The Consultant is engaged and directed by the Company to pursue the “ETH Treasury Strategy” in conjunction with operational partners, using the Available Capital in the Treasury and held in the name of the Subsidiary LLC. The ETH Treasury Strategy will be focused on engaging in opportunity seeking activities with the goals of: (a) continually accumulating ETH in value accretive ways and (b) over time, increasing the raw amount of ETH in the Treasury, such that the amount of ETH owned per Company common share is expected to increase over time. The Parties acknowledge and agree that it is expected and accepted, in the course of the ETH Treasury Strategy, which is long only, that there is no prohibition against owning, holding, or using, for any time, stablecoins, derivatives, tokens, coins, hedged interests, or other assets in furtherance of this strategy. The Consultant is authorized and empowered to select all operational partners to make, or cause to be made, any and all transactions in furtherance of the ETH Treasury Strategy, including but not limited to swaps, staking of any kind or type, re-staking, liquid staking, value farming activities, decentralized finance, hedging strategies, acquiring options or derivatives, or blockchain or smart contract interactions of any kind, known or unknown to the industry at the time of this Agreement, in order to accumulate ETH. The Client understands the risks associated with these activities and hereby accepts such risks in furtherance of the ETH Treasury Strategy.

The Parties agree that the ETH Treasury Strategy is understood not to include “securities” as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”), unless otherwise agreed in writing. The Client understands and agrees that (i) it is not engaging the Consultant to provide advice about securities or select any operational partners to provide services related to securities and (ii) for so long as the Treasury Assets do not include securities and the services of the operational partners selected by the Consultant hereunder are confined to non-securities-related activities, the Client is not an “advisory client” of the Consultant or any such operational partners for purposes of the Advisers Act, and to the fullest extent permitted by applicable law, shall not be afforded the protections of advisory clients under the Advisers Act. For the avoidance of doubt, nothing in this Section 2 shall be construed to limit or restrict the Consultant’s ability to select operational partners to manage the Treasury Assets in accordance with the playbook set forth in Schedule B (the “Playbook”). In addition, nothing in this Agreement shall be read to create any liability on the Consultant for loses, poor performance, negative yield, a decrease in the ratio of ETH per share of common stock of the Company (“ETH per share”), a decrease in the raw amount of ETH owned by the Company, or any other activities of such operational partners (unless rising to the level of gross negligence) or participating with operational partners in activities that may result in the dilution of ETH per share. The Client warrants and expressly states that it is not relying on any statement, promise or warranty outside of the four corners of this Agreement and that the prudence of engaging in any particular opportunity seeking activity shall not be impacted by the result.

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3. Authority of Consultant.

(a) Generally. The Consultant shall have the authority to select and engage operational partners to provide all services to participate in activities related to or in furtherance of the ETH Treasury Strategy and the associated Playbook attached hereto, which is hereby approved and agreed to by the Parties, including to select and engage operational partners to:

(i) exclusively instruct the Custodian(s) to deliver an asset sold, exchanged or otherwise disposed of by the Treasury in exchange for cash and to deliver cash to pay for assets delivered to the Custodian(s) that were acquired by the Treasury;

(ii) exclusively instruct the Custodian(s) to exercise or abstain from exercising any option, privilege or right held in the Treasury;

(iii) exclusively monitor the correct collection of income on the Treasury by the Custodian(s);

(iv) at the valid direction of a majority of the Board (along with the concurring vote of the Chairman of the Board), release or otherwise use assets from the Treasury to pay for the operations of the Company in the ordinary course of its business (excluding the operations of the Subsidiary LLC, which are included within the operations of the Treasury), as contemplated by the Playbook;

(v) execute, in the name and on behalf of the Client, all such documents and take all such other actions that the Consultant shall deem requisite, appropriate or advisable to carry out its duties hereunder; provided that any actions authorized by this Agreement and executed by the Consultant pursuant to the authority herein granted shall not cause any Treasury Assets to be custodied by any party other than the Custodian(s);

(vi) to engage such other independent agents, vendors, administrators, subadvisors, attorneys and accountants as the operational partners who provide services to the Treasury may deem necessary or advisable to implement the ETH Treasury Strategy and to instruct the Custodian(s) as necessary to pay on behalf of the Client all reasonable and documented fees incurred in connection with such activities and engagements (including reasonable and documented legal and accounting fees and disbursements, commissions, banking, brokerage, registration and private placement fees, and transfer, capital and other taxes, duties and other industry standard costs); provided, however, that majority Board approval is required for any fee exceeding the lower of $1.0 million or 1.0% of the annual average value of the Treasury Assets, calculated using month-end numbers;

(vii) take any other action with respect to any assets or property in the Treasury as necessary to carry out its obligations under this Agreement (except that the Consultant and such operational partners are not authorized to withdraw any money or other property from the Treasury either in the name of the Client or otherwise, except as expressly described herein).

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Industry standard fees associated with the execution of all of the actions of the subparts above, in all cases when reasonable or prudent, incurred or approved by the Consultant, shall be approved and paid by the Client.

The foregoing authority as conveyed by the Board shall remain in full force and effect unless and until this Agreement is validly terminated. A valid termination of this Agreement requires a vote by the shareholders of the Client with a resolution that is duly adopted by over 70% of shareholders in accordance with the Client’s organizational documents and delivered to the Consultant (a “Valid SH Resolution”), as well as unanimous approval by the Board. Any such termination shall be governed by the terms of Section 12(a).

(b) Power of Attorney. In furtherance of the authority set forth in paragraph (a) above, the Client hereby irrevocably designates and appoints the Consultant as its agent and attorney-in-fact, with full power and authority and without further approval of the Client, in the Client’s name, place and stead, to (i) negotiate, make, execute, sign, acknowledge, swear to, deliver, record and file any agreements, documents or instruments which may be considered necessary or desirable by the Consultant or the Treasury’s operational partners to carry out fully the provisions of this Agreement and (ii) to perform all other acts contemplated by this Agreement or necessary, advisable or convenient to carry out its duties hereunder (subject at all times, however, to each and all of the limitations and stipulations set forth herein and in the Playbook set forth in Schedule B). Notwithstanding the foregoing and for the avoidance of doubt, the power of attorney set forth in this Section 3(b) shall not permit the Consultant to take any action that would cause the Consultant to take or have possession or “custody” of any cash, securities or any other assets of the Client, other than direct withdrawal of the fees due to the Consultant in accordance with the terms of this Agreement. In addition, if such Power of Attorney is required for any specific transaction that is not otherwise provided for herein, and if such transaction is with respect to Treasury Assets exceeding the lower of $1.0 million or 1.0% of the annual average value of the Treasury Assets (calculated using month-end numbers), then majority Board approval will be required. Because this limited power of attorney shall be deemed to be coupled with an interest, it shall be irrevocable and survive and not be affected by the Client’s (or any of its subsidiaries’) insolvency or dissolution. However, this limited power of attorney will become revocable upon the expiration of such interest and, therefore, this limited power of attorney will terminate upon termination of this Agreement.

(c) Compliance with the Playbook. The Client acknowledges and agrees that compliance with the Playbook shall be determined in accordance with the Consultant’s internal systems. The Client understands and agrees that the Consultant does not guarantee or represent that any objectives will be achieved by the ETH Treasury Strategy or that the services of the operational partners will meet any specific performance standards. In the event of any breach of the Playbook, the Consultant shall seek to engage operational partners to return the Treasury to compliance with the Playbook as soon as reasonably practicable. Non-compliance with the Playbook is not necessarily a Cause for termination of the Consultant. The Client and the Consultant understand and agree that (i) changes to the Playbook may be made from time to time following the date of execution of this Agreement with the approval of the Parties and (ii) the Consultant may obtain the approval of the Client from time to time for exceptions from the Playbook.

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4. Custody of Assets.

(a) Assets held by Custodian(s). All Treasury Assets shall be held in cryptocurrency wallets established and owned by Subsidiary LLC and custodied by the Custodian and the Consultant shall select and engage operational partners to provide services to the Treasury with only trade-only access. Title to all Treasury Assets shall be held by Subsidiary LLC; provided that, for convenience in buying, selling and exchanging certain assets, title to certain assets may be held in the name of the Custodian, or its nominee, or the street name of the Client’s Custodian, or other operational partners, on a temporary basis. The Consultant does not have any authority to, and shall not take any actions which would cause the Consultant to, by itself or in conjunction with its operational partners, take or have possession or “custody” (or be deemed to have “custody”) of any cash, securities or any other assets of the Client. Neither the Consultant nor any Consultant Affiliates shall take physical custody, possession, or have any authority to take physical custody or possession of, or handle any cash, mortgages or deeds of trust, or other indicia of ownership of any of the Treasury Assets. Notwithstanding any transactions authorized by this Agreement and executed by the Consultant pursuant to authority granted herein, all Treasury Assets shall be custodied by the Custodian. The Consultant shall under no circumstances act as a custodian for any account of the Treasury or take, have title, possession, or any authority to take physical custody or possession of the Treasury Assets. Instructions by the Consultant to the Custodian(s) with respect to the Treasury Assets shall be made electronically (e.g., through an API feed), in writing, or by other documented means agreeable to the Parties.

(b) Expenses of the Custodian(s); No Liability. The Client shall pay all charges, fees and expenses of the Custodian(s) and any sub-custodian(s) and any other operational partners for the ETH Treasury Strategy as selected and engaged by the Consultant. The fees charged to the Client by the Custodian(s) are exclusive of, and in addition to, the fees, expenses and other charges of the Consultant discussed herein. The Consultant shall have no liability with respect to the choice of Custodian(s) or any other operational partner or the loss of private keys or access to any account of the Treasury, except in the case of gross negligence.

5. Management Fees; Account Expenses.

(a) As compensation for the Consultant’s services rendered hereunder, the Client shall pay the fees described in Schedule C attached hereto, including reasonable and documented expenses, as may be amended from time to time by written agreement of the Consultant and the Client (the “Fee Schedule”). The Fee Schedule shall be deemed to have been adopted and made a part of this Agreement as if fully rewritten herein. The Client hereby acknowledges that it is the Client’s responsibility to verify the accuracy of the calculation of the Consultant’s fees.

(b) The Client will be responsible for all of its overhead costs. The Client shall pay directly (or when necessary, reimburse the Consultant) for all reasonable and documented expenses related to the setup and operations of the Treasury, which shall be paid or reimbursed by the Client out of the Treasury Assets. The Consultant will provide the Client with an annual budget for Treasury operations that will be prepaid quarterly by the Company upon approval of a majority of the Board.

The Company acknowledges that the following types of fees shall be paid directly from the Treasury, by the Consultant, and that the amounts of such fees may vary from time to time. These types of fee shall include, without limitation: (i) custodial fees; (ii) bank service fees; (iii) commissions and all other trading transaction costs; (iv) clearing and settlement fees; (v) interest and withholding or transfer taxes incurred in connection with trading for the Treasury; and (vi) any other reasonable and documented fees and expenses of operational partners related to the activities of the Treasury.

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(c) In addition, the Client or the Treasury may incur an expense which forms part of a larger aggregate expense relating to a number of other managed accounts or any type of pooled investment structure for which any operational partners (including any Consultant Affiliates) shall provide services. If any such expenses are incurred they should be reasonably shared pro rata.

6. Representations of the Consultant. The Consultant represents to the Client as follows:

(a) the Consultant is or will be validly existing and in good standing under the laws of its jurisdiction of organization, with the power and authority to own its own properties and conduct its business as currently conducted;

(b) the Consultant will obtain any governmental authorizations, approvals, consents or filings required in connection with the execution, delivery or performance of this Agreement by the Consultant;

(c) this Agreement constitutes a binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms, except as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(d) the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Consultant is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Consultant or the Client or that would materially impede the Consultant’s ability to perform its obligations hereunder.

The foregoing representations and warranties shall be continuing during the Term (as defined below) of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Consultant shall promptly notify the Client of such event.

7. Representations of the Client. The Client represents and warrants to the Consultant as follows:

(a) the Client has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

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(b) the Client and the Board has the authority to cause, and will cause, each of the following to be resolved in full force and performed, and that there will be no effect of any latency between the execution of this Agreement and the adoption of any resolutions required to effect: (1) that a Valid SH Resolution and unanimous Board approval shall be required to terminate this Agreement or change its terms, or change the ETH Treasury Strategy; (2) that immediately upon the closing of all amounts raised in the Capital Raise, control over funds held with the Custodian(s) will be with the Board, who has the authority to initiate the ETH Treasury Strategy (with the concurring vote of the Chairman of the Board); (3) that the Company’s organizational documents shall be amended to comport with all provisions of this Agreement as soon as practicable and that the Parties may validly proceed as though such resolutions have been adopted; (4) that the Consultant shall be paid in accordance with the Fee Schedule and the Company directs the release of such fees as described herein; and (5) that the Client will agree to a multisignature and operational security plan under separate cover as soon as practicable as approved by the Board;

(c) this Agreement constitutes a binding obligation of the Client, enforceable against the Client. The Client is a sophisticated party with respect to the subject matter of this Agreement;

(d) the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in any manner;

(e) except in either case to the extent the Client has notified the Consultant in writing: (i) the Treasury Assets belong to the Client free and clear of any liens or encumbrances, and (ii) the Client will not pledge or encumber any Treasury Assets;

(f) the Client is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended); however, no assurances can be given that a federal or state regulator will agree with the Company’s interpretation and application of their regulations;

(g) the Client is experienced in engaging Consultants and is aware of the risks associated with such engagements in depth, and it understands the risks associated with the activities contemplated hereby, including the risk that the Treasury could suffer substantial diminution in value, including a complete loss;

(h) the Client is an “accredited investor” as that term is or may in the future be defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”);

(i) the Client is a “United States person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended;

(j) the Client is a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A promulgated under the Securities Act;

(k) the Treasury Assets held in the Treasury are not: assets of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”); a “plan” as defined in and subject to Section 4975 of the Code; a government plan, foreign plan, or church plan subject to laws similar to ERISA or Section 4975 of the Code; or an entity that holds “plan assets” as defined in Section 3(42) of ERISA;

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(l) the Client represents and warrants that: (i) the monies being used by it to fund the Treasury and the Treasury Assets held in the Treasury as of the Effective Date are not (A) derived from or related to any illegal activities, including but not limited to money laundering activities, or (B) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control; (ii) the opening, operation and maintenance of the Treasury does not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including anti-money laundering laws; and (iii) the cryptocurrency in the Treasury was, as of the initiation of the ETH Treasury Strategy, thoroughly scanned and properly checked for any connection to illegal activity or prohibited funds;

(m) neither the Client, nor any person controlling, controlled by, or under common control with it, nor any shareholder or other person having a beneficial interest in the Client is a Prohibited Investor,1 and Treasury Asset are not being invested on behalf, or for the benefit, of any Prohibited Investor. Neither the Client nor any director, officer, partner, member, affiliate, nor, if the Client is an unlisted company, any shareholder or beneficial owner of the Client, is a Senior Foreign Political Figure, 2 any member of a Senior Foreign Political Figure’s Immediate Family 3 or any Close Associate 4 of a Senior Foreign Political Figure unless the Client has notified the Consultant of such fact. The Client is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns. 5 No Treasury Assets originate from, nor were they routed through, an account maintained at a Foreign Shell Bank, 6 an offshore bank, a bank organized or chartered under the laws of a jurisdiction that has been designated by FATF as non-cooperative with international anti-money laundering principles or a financial institution subject to special measures under Section 311 of the USA PATRIOT Act. If the Client or any person controlling, controlled by, or under common control with the Client is organized under the laws of a country other than the United States to engage in the business of banking, the Client or such person, as the case may be, either: (i) has a Physical Presence 7 in a country in which the Client (or such person) is authorized to conduct banking activities, at which address the Client (or such person): (a) employs one or more persons on a full-time basis, (b) maintains operating records relating to its banking business, and (c) is subject to inspection by the banking authority from which it obtained its banking license; or (ii) is affiliated with a financial institution that maintains a Physical Presence in the United States or another country and is subject to supervision by a banking authority regulating such affiliated financial institution; and the Client understands, acknowledges, represents and agrees that (i) it is the Consultant’s policy to comply with anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies to which it is or may become subject (collectively, “Requirements”) and to interpret them broadly in favor of disclosure, (ii) the Consultant or its operational partners could be requested or required to obtain certain assurances from the Client, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future, (iii) the Client will provide additional information or take such other actions as may be necessary or advisable for the Consultant or any operational partners to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, and (iv) the Consultant and the operational partners may disclose to relevant third parties information pertaining to the Client in respect of Requirements or information requests related thereto.

1 “Prohibited Investors” include: (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons maintained by Office of Foreign Assets Control (“OFAC”) or prohibited under OFAC country sanctions, or any blocked persons list maintained by a governmental or regulatory body as may become applicable to the Trustee or Fund, (2) any Foreign Shell Bank, (as defined below), and (3) any person or entity resident in or whose funds are transferred from or through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as Financial Action Task Force (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gafi.org for FATF’s list of Non-Cooperative Countries and Territories.

2 “Senior Foreign Political Figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.

3 “Immediate Family” with respect to a Senior Foreign Political Figure, typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 “Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.

5 Notice of jurisdictions that have been designated by the Treasury Department as a primary money laundering concern under Section 311 are published in the Federal Register and on the website of the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) at https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures. FinCEN also issues advisories regarding jurisdictions that it deems to be deficient in their counter-money laundering regimes. Such advisories are posted at https://www.fincen.gov/resources/advisoriesbulletinsfact-sheets/advisories.

6 “Foreign Shell Bank” means a Foreign Bank without a Physical Presence (each as defined below) in any country but does not include a Regulated Affiliate (as defined below). “Regulated Affiliate” means a Foreign Shell Bank that: (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank. “Foreign Bank” means an organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

7 “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a county in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

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(n) The Client represents that, as approved by a majority of the Board, it has in place, or has properly delegated all responsibility to any and all Custodians appointed after the date hereof to have in place, and has uniformly applied, anti-money laundering policies and procedures reasonably designed to comply with the Requirements, including without limitation to verify the identity of any person controlling, controlled by, or under common control with it, its shareholders and other persons having a beneficial interest in the Client and their respective sources of funds. The Company (and the Custodian, on its behalf) assume all responsibility for AML and OFAC prohibitions and compliance therewith.

The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Client shall promptly notify the Consultant of such event.

8. Client Acknowledgements.

(a) Cooperation. The Client acknowledges that the information provided by the Client on any Treasury account opening forms, including without limitation, information pertaining to the Client’s legal or tax status, address or other contact information and the Playbook will be relied upon by the Consultant, and the Client agrees that if any such information shall hereafter change or become inaccurate, the Client shall notify the Consultant in writing of such change or inaccuracy as soon as practicable. The Client shall cooperate with the Consultant in the performance of its services under this Agreement and, upon the Consultant’s reasonable request, shall provide the Consultant with timely access to and use of personnel, facilities, equipment, data and information to the extent necessary to permit the Consultant to perform its services under this Agreement.

(b) Risk Factors; Conflicts of Interest; Non-Exclusive Management. The Client acknowledges that it understands the risks of managing the Treasury in conjunction with the ETH Treasury Strategy, and acknowledges and consents to such risks. The Client acknowledges that in potential business activities the Consultant may be a related party of the Client or a Client Affiliate. The Consultant shall devote such part of its time as the Consultant determines is reasonably needed for the services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Consultant from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Consultant or any of its officers, affiliates or employees or operational partners from, as permitted by law, buying, selling or trading in any asset for its own or their own accounts. The Company acknowledges that the Consultant and its officers, affiliates and employees, and the Consultant’s other clients, may as permitted by law at any time have, acquire, increase, decrease or dispose of positions which are at the same time being acquired for or disposed of from the Treasury by operational partners. As permitted by law, the Consultant and such operational partners shall have no obligation to acquire for the Treasury a position which such parties may acquire for its or their own accounts or for the account of another client. The Client acknowledges that the Consultant is not a financial planner. Nothing contained herein or provided hereby shall be construed as legal, tax or accounting advice by the Consultant.

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(a) Order Aggregation and Allocation. The Client acknowledges and agrees that the Consultant and/or its operational partners may manage other portfolios, including some that may use strategies substantially similar to those of the Treasury, and expects that purchases or sales of the same assets may be made on behalf of the Treasury and the other portfolios managed by the Consultant. The operational partners selected and engaged by the Consultant may, but are not obligated to, aggregate orders for the purchase or sale of assets on behalf of the Treasury with orders on behalf of other portfolios the such partners may manage. The Client acknowledges that, while such operational partners will seek to allocate the opportunity to purchase or sell such assets among the Treasury and such other portfolios in a manner it deems equitable over time, such operational partners can not assure equality of treatment among all of its clients.

(b) Other Practices. The activities of the Treasury in accordance with the Consultant’s limited authority set forth herein shall be carried out by the Consultant’s selection and engagement of operational partners (including traders, brokers and dealers) to place orders to cause the sale or purchase or other disposition of allowable assets in accordance with the Playbook. The Client acknowledges and agrees that the Consultant shall select such operational partners in the name and on behalf of the Client, which brokers or dealers may be Consultant Affiliates. The Consultant shall designate the broker or brokers through which transactions for the Treasury are executed at such prices and commissions that, in the Consultant’s good faith judgment, will be in the best interest of the Treasury. The Consultant shall have authority to and may consider such factors as price, transaction costs, a broker’s or dealer’s ability to effect the transactions, access to digital assets or other assets, reliability and financial responsibility, commitment of capital, and the provision or payment by the broker of the costs of research and research-related services which are of benefit to the Consultant or its clients, as well as other factors that the Consultant deems appropriate to consider under the circumstances, when selecting and engaging such operational partners. Accordingly, when the Consultant selects operational partners to place orders for transactions for the Treasury, in selecting brokers or dealers to execute such orders, the Client expressly authorizes the Consultant to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Treasury directly or indirectly. Without limiting the generality of the foregoing, the Consultant is authorized to cause the Treasury to pay brokerage fees and commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Treasury or who otherwise provide brokerage and research services utilized by the Consultant; provided that the Consultant determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Consultant’s overall responsibilities with respect to its duties as defined herein.

(c) Controversies with Brokers. In the event of a controversy with any broker or other dealer regarding any transaction, the Consultant shall advise the Client of such controversy and the circumstances thereof and thereafter the Consultant shall act in accordance with any written instructions of the Client to the extent consistent with this Agreement. The Client shall, as shall be agreed upon by them, determine whether any proceedings or other actions shall be instituted with respect to such controversy; provided, however, that nothing herein shall be deemed to prohibit the Consultant from taking any action which it shall, under the circumstances then prevailing, reasonably determine to be necessary or desirable to protect the interests of the Treasury or otherwise to carry out its duties and responsibilities.

(d) Legal Proceedings. Unless otherwise agreed in writing by the Consultant, the Consultant shall have no obligations to take any action on behalf of the Client in any legal proceedings, including bankruptcies or class actions, involving any securities held, or formerly held, in the Treasury or issuers of such securities. At the Client’s request, the Consultant will endeavor to assist with administrative matters in respect of any settlement or judgment. Nonetheless, this provision shall not apply for any actions involving the Consultant’s conduct or the performance of its duties under this Agreement.

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(e) Other Transactions. Client hereby authorizes the Treasury to (with the participation of its operational partners) enter into any “agency cross transactions” that may be effected by a Consultant Affiliate acting as broker for both the Treasury and for the party on the other side of the transaction, in accordance with applicable law. The Client understands and agrees that the Consultant or such Consultant Affiliate may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such agency cross transactions.

9. Client Records, Reports and Transparency. The Consultant shall maintain the books and records pertaining to the management and oversight of the Treasury throughout the Term of this Agreement and for a period of five years after the end of the year in which this Agreement terminates. Such books and records shall be made available for inspection and copying at any time by the Client reasonably requested and upon Client’s expense, upon no less than three (3) business days’ prior written notice.

10. Liability.

(a) Except in the cases of willful misconduct or gross negligence (each, a “Disqualifying Action”), none of the Consultant, the Consultant Affiliates or their respective officers, directors, agents and employees (collectively, the “Covered Persons”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, trading losses, damages, penalties, obligations or expenses of any kind whatsoever, including reasonable and documented attorneys’ fees and court costs (“Losses”) suffered by the Client as the result of any act or omission by the Consultant in connection with, arising out of or relating to the performance of its services hereunder. The Client further agrees that no Covered Person shall be liable for any losses caused, directly or indirectly, by any act or omission of the Client or any act or omission by the Custodian, any broker or dealer to which the Consultant or the Client directs transactions for the Treasury, any other operational partner or third party service provider selected by the Consultant to act on behalf of the Client, or by any other non-party, unless such acts, omissions or other conduct is at the direction of the Consultant and the Consultant’s direction constitutes a Disqualifying Action. Without limiting anything in this Section 10(a), in no case shall any Covered Persons be liable for any Losses caused, directly or indirectly, by the error, negligence unreasonable conduct, or misconduct of a Custodian, broker, broker-dealer, exchange, staking validator, or other platform or service (however described) (collectively, “Platform”), the bankruptcy, insolvency, receivership, administrative or similar proceeding involving a Platform, a pause in or suspension of withdrawals from a Platform (however described and for whatever reason), the hack of a Platform, or by any other cause that does not constitute a Covered Person’s Disqualifying Action.

(b) The Consultant and any operational partner acting on its behalf or on behalf of the Treasury shall be entitled to rely in good faith upon information, opinions, reports or statements of legal counsel (as to matters of law) and accountants (as to matters of accounting or tax) and, accordingly, such good faith reliance by a person shall not constitute a Disqualifying Action so long as such counsel or accountant is qualified and was selected and consulted with due care. Under no circumstances shall the Consultant or any Covered Person be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

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(c) The Client agrees to indemnify and hold harmless each of the Covered Persons, against any Losses suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) (i) the operations, business or affairs of the Client, or any actions taken by the Consultant or failure by it to act (even if negligent) in connection with this Agreement (including, without limitation, any losses arising as a result of any operational errors committed by or erroneous instructions provided by the Client), (ii) a Disqualifying Action by the Client, or (iii) the Client’s breach of this Agreement, in each case except to the extent that such Losses are determined by a factfinder of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Covered Person.

(d) To the fullest extent permitted by law, the Client shall, upon the request of any Covered Person, advance or promptly reimburse such Covered Person’s reasonable out-of-pocket costs, of investigation (whether internal or external), litigation or appeal, as incurred, including attorneys’ reasonable and documented fees and disbursements, reasonably incurred in responding to, litigating or endeavoring to settle any claim, action, suit, investigation or proceeding, whether or not pending or threatened, and whether or not any Covered Person is a party, arising out of or in connection with or relating to the operations, business or affairs of the or in furtherance of the interests of the Client (a “Claim”).

(e) Promptly after receipt by a Covered Person of notice of any Claim or of the commencement of any action or proceeding involving a Claim, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Client, give written notice to the Client of the receipt of such Claim or the commencement of such action or proceeding; provided, that the failure of any Covered Person to give notice as provided herein shall not relieve the Client of its obligations hereunder, except to the extent that the Client is actually prejudiced by such failure to give notice.

(f) Each Covered Person shall cooperate with the Client and its counsel in responding to, defending and endeavoring to settle any proceedings or losses that may be subject to indemnification by the Client pursuant to this Section 10. Without limiting the generality of the immediately preceding sentence, if any proceeding is commenced against a Covered Person, the Client shall be entitled to participate in and to assume the defense thereof to the extent that the Client may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Client to such Covered Person of the Client’s election to assume the defense thereof, the Client shall not be liable for expenses subsequently incurred by such Covered Person without the consent of the Client (which shall not be unreasonably withheld) in connection with the defense thereof. Without the Covered Person’s consent, the Client will not consent to entry of any judgment in or enter into any settlement of any such action or proceeding which does not include as an unconditional term thereof the giving by every claimant or plaintiff to such Covered Person of a release from all liability in respect of such claim or litigation.

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(g) The right of any Covered Person to indemnification as provided herein shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.

(h) The federal laws may impose liabilities under certain circumstances on persons who act in good faith; therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any applicable federal law.

11. Confidentiality. The Consultant shall, throughout the Term of this Agreement and for a period of five years after the end of the year in which this Agreement terminates, regard as confidential all information concerning the affairs of the Client, but shall be permitted to disclose the Client’s confidential information to: (a) the Covered Persons and their respective service providers, in each case, that have a bona fide need to know such confidential information; (b) third parties regarding the fact that the Consultant is performing management activities on the Client’s behalf, which specifically includes the Consultant’s inclusion of references to the Client in written marketing materials distributed by the Consultant to prospective management clients; (c) third parties regarding information regarding Treasury holdings and performance (without reference to the Client’s name) in connection with the establishment of a track record of the Consultant; and (d) as otherwise required by any regulatory authority, law or regulation, or by legal process. The Client acknowledges that it may receive or have access to confidential information of the Consultant or the operational partners which is proprietary in nature and non-public, including, without limitation, information regarding the Consultant’s business, methodologies, systems and forms, trade secrets and the like (collectively, “Confidential Information”). The Client agrees not to disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its assets in the Treasury and except as otherwise required by any regulatory authority, law or regulation, or by legal process; provided, however, that the Client shall provide the Consultant with prior notice of any such disclosure and the circumstances surrounding such request so that the Consultant may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy by the disclosing party, the Client, in the written opinion of legal counsel satisfactory to the Consultant, is nonetheless legally compelled to disclose Confidential Information or else stand liable for contempt or suffer other censure or penalty, the Client may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the receiving party is legally required to be disclosed; provided that the receiving party exercise its best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Consultant to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

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12. Term and Survival; Exclusivity.

(a) This Agreement shall commence on the Effective Date and shall continue in full force and effect for a term of ten (10) years (the “Term”). Thereafter, the Agreement may be renewed for additional periods as mutually agreed in writing by the Parties. If this Agreement is terminated for any reason during any part of the Term (other than a termination by the Consultant), the Client shall pay to the Consultant, and it is expressly agreed that the Consultant will have earned, as liquidated damages and not as a penalty, an amount equal to 85% of all fees in the Fee Schedule and any other compensation that would have accrued to the Consultant under this Agreement from the date of termination through the end of the Term, payable monthly throughout the Term in accordance with the same procedures used prior to such termination. The Parties acknowledge and agree that the actual damages in such event would be difficult to ascertain and that this amount represents a reasonable estimate thereof and not a penalty. Upon any termination of this Agreement, all of Consultant’s obligations hereunder shall cease, except for those that expressly survive under the terms of this Agreement, but the liquidated damages provisions hereof will survive. Nothing in this Agreement or section shall be read as a waiver by the Consultant of rights for damages or equity, for actions or omissions by the Client related to a termination, or any other set of facts.

(b) The Consultant may terminate this Agreement for any reason at any time.

Each such notice set forth in this Section 12 shall be referred to as a “Termination Notice”. In the event that the either Party asserts a right to terminate this Agreement for Cause, the Parties agree that, as a condition precedent to the effectiveness of any such termination, if the other Party does not agree with the termination cause, or if the facts do not warrant termination for cause, the other Party may request arbitration on the termination, under terms and conditions mutually agreeable by the Parties. The arbitration must take place at a time and place mutually agreeable to the Parties within 90 days of a valid Termination for Cause notice.

(c) “Termination for Cause” is defined by the Parties as (i) a conviction of fraud or (ii) any action or omission made by the Consultant that rises to the level of willful and wanton behavior or, in accordance with a final decision by a factfinder with proper jurisdiction, gross negligence, in performing its obligation under this Agreement.

It is expressly agreed by the Parties that the following activities are not actionable by the Client and shall not be deemed in any way a contributing factor of, nor shall be considered alone or in the aggregate, rising to the level of “Cause” unless arising from any action or omission made by the Consultant that rises to the level of willful and wanton behavior in performing its obligations hereunder or, in accordance with a final decision by a factfinder with proper jurisdiction, gross negligence:

(i) Losses of funds by any operational partners by any means through bona fide transactions, attempted activities, or otherwise in connection to or in furtherance of this Agreement;

(ii) Any loss of value of any digital assets;

(iii) Loss of any digital assets by any operational partners; and

(iv) The omission of engaging in any potential opportunity.

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(d) Termination shall not affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination, including the provisions regarding arbitration, which shall survive any expiration or termination of this Agreement. Upon termination, it is the Client’s responsibility to monitor the Treasury Assets and it is understood and acknowledged that the Consultant will have no further obligation to act or advise with respect to those Treasury Assets.

13. Notice of Engagement. If the Client enters into any agreement with any other Consultant or similar service provider (a “Competing Consultant”), including any agreement with a Competing Consultant entered into on or prior to the date hereof, pursuant to which such Competing Consultant would provide similar services for the Client as those provided by the Consultant, the Client shall notify the Consultant and provide a summary of the material terms of such Agreement (which terms may be redacted in order to satisfy any confidentiality obligations to the Competing Consultant).

14. Electronic Delivery. The Client hereby agrees and provides its consent to have the Consultant and any operational partners electronically deliver Account Communications. “Account Communications” means all current and future account statements; privacy statements; audited financial information, if applicable; this Agreement (including all supplements and amendments hereto); the Consultant’s Privacy Notice and updates thereto; notices and other information, documents, data and records regarding the Treasury Assets. Electronic communications include e-mail delivery as well as electronically making available to the Client Account Communications on an Internet site, if applicable. By signing this Agreement, the Client consents to electronic delivery as described in the preceding three sentences. It is the Client’s affirmative obligation to notify the Consultant in writing if the Client’s email address changes. The Client may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Consultant, in writing, of the Client’s intention to do so. Neither the Consultant nor any of the Consultant Affiliates will be liable for any interception of Account Communications.

15. General Provisions.

(a) Assignment. This Agreement shall be binding upon and inure to the benefit of the Client, the Consultant and their respective successors and permitted assigns. No Party to this Agreement may assign (as that term is defined and interpreted under the Advisers Act) all or any portion of its rights, obligations or liabilities under this Agreement without the consent of the other Party to this Agreement.

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(b) Independent Contractor. It is understood and agreed that the Consultant shall be deemed to be an independent contractor of the Client and that the Consultant shall not have authority to act for or represent the Client in any way and shall not otherwise be deemed to be an agent of the Client. Nothing contained herein shall create or constitute the Consultant and the Client as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of any other such entity.

(c) Third Party Beneficiaries. This Agreement is not intended to and does not convey any rights to persons not a Party to this Agreement, except that a Covered Person may in its own right enforce Section 10 of this Agreement.

(d) Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.

(e) Amendments. Except to the extent otherwise expressly provided herein, this Agreement may not be amended except in a writing signed by the Parties hereto.

(f) Waivers. Each Party may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver of any such right constitute any further waiver of such or any other right hereunder. No waiver of any right by any Party hereto shall be construed as a waiver of the same or any other right at any other time.

(g) Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the Party giving the notice and shall be sent by courier or by email (including email with an attached PDF) or other electronic transmission with confirmation of transmission to the other Party at the address set forth below or to such other address as a Party may from time to time specify to the other Party by such notice hereunder. Any such communications, notices, instructions or disclosures shall be deemed duly given, when delivered to such address by courier or when sent by email (including email with an attached PDF) or other electronic transmission (with the receipt confirmed).

(h) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of law.

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(i) Arbitration. Notwithstanding anything herein to the contrary, including the Parties’ submission to jurisdiction of the courts of the State of New York pursuant to Section 16(j) below, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the New York offices of the Judicial Arbitration and Mediation Service Inc. or its successor (“JAMS”) before three (3) qualified arbitrators, one (1) selected by each Party and one (1) selected by both Parties. The arbitration shall be administered by JAMS under its Comprehensive Arbitration Rules and Procedures (the “Rules”) in accordance with the expedited procedures in those Rules. Judgment on the arbitration award may be entered in any state or federal court sitting in New York, New York or in any other applicable court. This Section 16(i) shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. In the event that this Agreement is terminated pursuant to this Section 16(i), the Consultant shall be entitled to any and all damages and legal remedies arising from or in connection with such default. Any arbitration arising out of or related to this Agreement shall be conducted in accordance with the expedited procedures set forth in the Rules as those Rules exist on the effective date of this Agreement. The Parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators may issue awards for all damages and legal remedies arising from or in connection with such default. Any Party may, without inconsistency with this arbitration provision, apply to any state or federal court sitting in New York, New York and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitration will be conducted in the English language. The arbitrators shall decide the dispute in accordance with the law of the State of New York. The arbitration provisions contained herein are self-executing and will remain in full force and effect after expiration or termination of this Agreement. The costs and expenses of the arbitration shall be funded fifty percent (50%) by the claimant and the remaining fifty percent (50%) shall be split equally among the respondent(s). All Parties shall bear their own attorneys’ fees during the arbitration. The prevailing Party on substantially all its claims shall be repaid all of such costs and expenses by the non-prevailing Party within ten (10) days after receiving notice of the arbitrator’s decision.

(j) Submission to Jurisdiction; Consent to Service of Process. Subject to Section 16(i) above, the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of and consent to service of process and venue in the state and federal courts in the County of New York, State of New York in any dispute, claim, controversy, action, suit or proceeding between the Parties arising out of this Agreement which are permitted to be filed or determined in such court. Subject to Section 16(i) above, the Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Parties agree that process may be served in any action, suit or proceeding by mailing copies thereof by registered or certified mail (or its equivalent) postage prepaid, to the Party’s address set forth in or used pursuant to Section 16(g) of this Agreement or to such other address to which the Party shall have given written notice to the other Party. The Parties agree that such service shall be deemed in every respect effective service of process upon such Party in any such action, suit or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Party. Nothing in this Section 16(j) shall affect the right of the Parties to serve process in any manner permitted by law.

(k) Force Majeure. No Party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects arise out of causes beyond the control and without the fault or negligence of the offending Party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, tariffs, government regulations or executive orders, disabling strikes, epidemics, pandemics, quarantine restrictions and freight embargoes.

(l) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

(m) Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(n) Counterparts; Electronic Signature and Delivery. This Agreement may be executed in counterparts, including counterparts sent via PDF other electronic transmission, each of which, when taken together, shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[End of Terms. Signatures to Follow.]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the Effective Date.

Ethereum Tower LLC		BitMine Immersion Technologies, Inc.

By:	/s/ Xuan Yong	By:	/s/ Jonathan Bates
Name:	Xuan Yong	Name:	Jonathan Bates
Title:	Authorized Signatory	Title:	Chief Executive Officer

[Signature Page to Consulting Agreement]